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                                                                     Exhibit 8.1

                                September 29 2006

Teekay LNG Partners L.P.
Teekay GP L.L.C.
TK House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of the Bahamas

         RE:   TEEKAY LNG PARTNERS L.P. REGISTRATION STATEMENT ON FORM F-3

Ladies and Gentlemen:

         We have acted as counsel to Teekay LNG Partners L.P., a Republic of The Marshall Islands limited partnership (the "Partnership"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder ("Rules") of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the "Registration Statement"), for the registration of the sale from time to time of up to $400,000,000 aggregate offering price (or any such further aggregate offering price as may be registered pursuant to Rule 462(b)) of:

               (a) common units representing limited partnership interests in the Partnership (the "Units");

               (b) debt securities of the Partnership, which may be (i) co-issued by Teekay LNG Finance Corp., a Republic of The Marshall Islands corporation ("Teekay LNG Finance"), and
                     (ii) either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, collectively the "Debt Securities"); and

               (c) guarantees (the "Guarantees" and, together with the Units and the Debt Securities, collectively the "Securities") of the Debt Securities by one or more of the following subsidiaries of the Partnership (collectively, the "Subsidiary Guarantors" and, together with the Partnership and Teekay LNG Finance Corp., collectively the "Registrants"): Teekay LNG Operating L.L.C., a Marshall Islands limited liability company, African Spirit L.L.C., a Marshall Islands limited liability company, Asian Spirit L.L.C., a Marshall Islands limited liability company, European Spirit L.L.C., a Marshall Islands limited liability company, Teekay Luxembourg S.a.r.l., a Luxembourg company, Teekay Spain, S.L., a


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Teekay LNG Partners L.P.
Teekay GP L.L.C.
September 29, 2005
Page 2


                     Spanish company, Teekay II Iberia S.L., a Spanish company, Teekay Shipping Spain, S.L., a Spanish company, Naviera Teekay Gas, S.L., a Spanish company, Naviera Teekay Gas II, S.L., a Spanish company, Naviera Teekay Gas III, S.L., a Spanish company and Naviera Teekay Gas IV, S.L., a Spanish company.

         The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

         You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective unitholders. In formulating our opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the certificate of the Partnership and the General Partner ("Tax Certificate"), (iii) that certain First Amended and Restated Agreement of Limited Partnership of Teekay LNG Partners L.P., dated as of May 10, 2005, entered into by and between the General Partner, as the general partner, and Teekay Shipping Corporation, a Republic of The Marshall Islands corporation ("TSC"), as the organizational limited partner, together with any other persons who become partners (the "Partnership Agreement"), (iv) that certain letter ruling dated September 20, 2005 received by the Partnership from the Internal Revenue Service (the "Ruling"), and (v) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below, including the time charters ("Charters") under which the Partnership currently operates and will operate its vessels. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

         In addition, we have assumed, with your permission, that (i) the Partnership will operate in full compliance with the terms of the Partnership Agreement and the Charters without waiver or breach of any material provision thereof, (ii) the Ruling will not be revoked or modified, and (iii) the statements concerning the Partnership and its operations contained in the Registration Statement, and the representations made by Partnership and the General Partner in the Tax Certificate, are true, correct and complete and will remain true, correct and complete at all relevant times. We have also assumed, with your permission, (iv) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof, and (v) that any representation or statement made in the Tax Certificate with the qualification "to the knowledge of" or "based on the belief of" the Partnership or the General Partner, or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

         Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein, we hereby confirm our opinions set forth in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences." Furthermore, based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein, we

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Teekay LNG Partners L.P.
Teekay GP L.L.C.
September 29, 2005
Page 3

are of the opinion that the discussion in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences" with respect to legal matters or legal conclusions as to which no opinion has been rendered, in all material respects, is an accurate discussion of the material U.S. federal income tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the United States.

         This opinion addresses only the matters of United States federal income taxation specifically described under the heading "Material U.S. Federal Income Tax Consequences" in the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may result from the Offering or any other transaction undertaken in connection with or in contemplation of thereof.

         We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Material U.S. Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of "expert" as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ Perkins Coie LLP